Exhibit 10.119

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Alan J. Robin, Esq.

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, CA 94111

MODIFICATION OF PROMISSORY NOTE, DEED OF TRUST,

SECURITY AGREEMENT AND FIXTURE FILING, ASSIGNMENT OF LEASES AND

OTHER LOAN DOCUMENTS

THIS MODIFICATION OF PROMISSORY NOTE, DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING, ASSIGNMENT OF LEASES AND OTHER LOAN DOCUMENTS (this “First Amendment”) is executed as of January 21, 2009 (the “Effective Date”), by SHR St. Francis, L.L.C., a Delaware limited liability company (“Borrower”), DTRS St. Francis, L.L.C., a Delaware limited liability company (“Operating Lessee”) and Metropolitan Life Insurance Company, a New York corporation ( “Lender”), with reference to the following facts and circumstances:

A. Lender made a mortgage loan (“Loan”) to Borrower, in the original principal amount of $220,000,000.00, which loan was evidenced by a Promissory Note dated as of July 6, 2006 by Borrower in favor of Lender ( the “Note”).

B. The Note is secured by, among other documents, (i) a Deed of Trust, Security Agreement and Fixture Filing dated as of July 6, 2006 (the “Deed of Trust”), executed by Borrower to Fidelity National Title Insurance Company, as Trustee, for the benefit of Lender, as Beneficiary, recorded July 7, 2006, as Instrument No. 2006-I209424-00 of the Official Records of San Francisco County, California (the “Official Records”) and (ii) an Assignment of Leases dated as of July 6, 2006 (the “Assignment of Leases”) executed by Borrower and Operating Lessee, as assignor, to Lender, as assignee, recorded July 7, 2006, as Instrument No. 2006-I209425-00 of Official Records.

C. The Deed of Trust encumbers a fee estate in certain real property known as the St. Francis Hotel located in San Francisco, California, as more particularly described on Exhibit A attached hereto, together with certain other personal property and other property as set forth therein, which is more particularly described in Exhibit A (collectively, the “Property”).

D. In connection with the Loan, (i) Borrower and Strategic Hotel Funding, L.L.C., a Delaware limited liability company (“Liable Party”) executed an Unsecured Indemnity Agreement dated as of July 6, 2006 in favor of Lender and (ii) Liable Party executed a Guaranty dated as of July 6, 2006 in favor of Lender.

E. In connection with this First Amendment, (i) Beneficiary, Borrower and Liable Party have executed a First Amendment to Unsecured Indemnity Agreement dated as of the Effective Date and (ii) Beneficiary and Liable Party has executed a First Amendment to Guaranty dated as of the Effective Date.

F. The Note, the Deed of Trust, the Assignment of Leases, and the other Loan Documents (as such term is defined in the Deed of Trust), as each of the same may be modified and amended hereby, are referred to herein as the “Loan Documents.”

G. The Unsecured Indemnity Agreement, the First Amendment to Unsecured Indemnity Agreement Amendment, the Guaranty and the First Amendment to Guaranty are not Loan Documents.

H. Borrower has requested that Lender consent to certain changes in the covenants and obligations pertaining to Liable Party and the parties hereto now wish to amend and modify the Loan Documents to reflect such changes.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Deed of Trust.

2. Modification of Deed of Trust.

(a) The term “Note” as used in the Deed of Trust is hereby amended to refer to the Note as modified by the First Amendment.

(b) The term “Deed of Trust” is hereby amended to refer to the Deed of Trust as modified by the First Amendment.

(c) The term “Loan Documents” as used in the Deed of Trust is hereby amended to refer to the Loan Documents as modified by the First Amendment.

(d) The term “Unsecured Indemnity Agreement” as used in the Deed of Trust is hereby amended to refer to the Unsecured Indemnity Agreement as modified by the First Amendment to Indemnity Agreement.

(e) The term “Guaranty” as used in the Deed of Trust is hereby amended to refer to the Guaranty as modified by the First Amendment to Guaranty.

(f) Section 8.5(b) of the Deed of Trust is hereby deleted in its entirety and the following substituted in its place and stead:

“Trustor covenants and agrees that at all times during the term of the Loan, (i) Strategic Hotels & Resorts Inc. (“SHRI”) shall own at least fifty-one percent (51%) of the equity of Liable Party and Control the Liable Party and (b) the Consolidated Group (as hereinafter defined) shall maintain a Consolidated Tangible Net Worth (as hereinafter defined) of not less than $946,830,750.00 plus seventy-five percent (75%) of the proceeds to SHRI of any new issuances of common Capital Stock (as hereinafter defined) (the “Required Minimum Net Worth”).

For the purpose of this Section, (w) “Consolidated Group” shall mean Liable Party, SHRI and their Subsidiaries (for all purposes in connection herewith, a “Subsidiary” is for any entity, any other entity in which such first entity or a subsidiary of such entity holds Capital Stock and whose financial results would be consolidated under generally accepted accounting principles (“GAAP”) with the financial results of such first entity on the consolidated financial statement of such first entity), (x) “Consolidated Tangible Net Worth” shall mean, at any time, the tangible net worth of the Consolidated Group determined in accordance with GAAP, calculated based on (a) the shareholder book equity of SHRI’s common Capital Stock, plus (b) accumulated depreciation and amortization of the Consolidated Group, plus (c) to the extent not included in clause (a), the amount properly attributable to the minority interests, if any of Liable Party in the common Capital Stock of other entities, in each case determined without duplication and in accordance with GAAP, and (y) “Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital of such entity, including if such entity is a partnership or a limited liability company, partnership interests (whether general or limited) or membership interests, as applicable, and any other interest or participation that confers on an entity the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, as applicable, whether now outstanding or issued after March 9, 2007. For the avoidance of doubt, debt securities evidencing unsecured indebtedness issued by SHRI, Liable Party or a Subsidiary that are not secured by a lien (or such obligations are secured by a lien but the right of recovery of the obligee is not limited to the assets of a special/single purpose entity) and that are convertible or exchangeable, under certain circumstances, into cash and/or common stock of SHRI shall not be deemed Capital Stock of the Liable Party or SHRI for purposes of this First Amendment or the other Loan Documents.

Trustor covenants and agrees to provide to Beneficiary a compliance certificate (“Compliance Certificate”), executed and certified by an authorized financial officer of SHRI, showing (in form, scope and detail reasonably approved by Beneficiary, including with respect to appropriate calculations and computations) compliance with the financial covenants set forth in this Section 8.5(b) (including reconciliation to GAAP, if applicable). The Compliance Certificate shall be provided to Beneficiary as soon as available and in any event (i) within sixty (60) days after the end of each of the first three Fiscal Quarters of a Fiscal Year of the Consolidated Group (for all purposes in connection herewith, a “Fiscal Year” shall be each period of twelve (12) consecutive calendar months ending on December 31 and a “Fiscal Quarter” shall be any quarter of a Fiscal Year ending on the last day of March, June, September or December) and (ii) within one hundred (120) days after the end of each Fiscal Year of the Consolidated Group.”

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(g) Sections 10.4(b)(ii) and Section 10.4(b)(iii) of the Deed of Trust are hereby deleted in their entirety and the following substituted in their place and stead:

“(ii) at all times, SHRI shall own at least fifty-one percent (51%) of the equity of Liable Party and Control the Liable Party and (b) the Consolidated Group shall maintain a Consolidated Tangible Net Worth of not less than the Required Minimum Net Worth;

(iii) if there shall be a pledge, hypothecation or other encumbering of a direct or indirect ownership interest in Liable Party or any person or entity owning a direct or indirect interest therein (collectively, “Pledge”), such Pledge shall be in connection only with financing provided by a Qualified Institutional Lender (as defined in Section 10.4 (d)), and any transfer of any direct or indirect legal, beneficial or direct or indirect equitable interest in Liable Party or any person or entity owning a direct or indirect interest therein as a result of default under such financing shall be to a Qualified Institutional Lender; and”.

(h) Section 10.4(d)(vii) of the Deed of Trust is hereby deleted in its entirety and the following substituted in its place and stead:

“vii “Qualified Institutional Lender” shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, government entity or plan, or real estate investment trust, in each case having, together with their Close Affiliates, at least one billion dollars ($1,000,000,000) in capital/statutory surplus, shareholder’s equity or net worth, as applicable, (the “Net Worth Requirement”) and being experienced in making commercial real estate loans or otherwise investing in commercial real estate; provided, however, if a loan is made or credit is otherwise extended by a syndicate or group of lenders, then and in such event, more than fifty percent (50%) of the loan must be held by entities (including their Close Affiliates) that each meet the Net Worth Requirement.”

3. Modification of Note.

(a) The term “Note” as used in the Note is hereby amended to refer to the Note as modified by the First Amendment.

(b) The term “Deed of Trust” as used in the Note is hereby amended to refer to the Deed of Trust as modified by the First Amendment.

(c) The term “Loan Documents” as used in the Note is hereby amended to refer to the Loan Documents as modified by the First Amendment.

(d) The term “Unsecured Indemnity Agreement” as used in the Note is hereby amended to refer to the Unsecured Indemnity Agreement as modified by the First Amendment to Unsecured Indemnity Agreement.

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(e) The term “Guaranty” as used in the Note is hereby amended to collectively refer to the Guaranty as modified by the First Amendment to Guaranty.

4. Modification of Assignment of Leases.

(a) The term “Note” as used in the Assignment of Leases is hereby amended to refer to the Note as modified by the First Amendment.

(b) The term “Deed of Trust” as used in the Assignment of Leases is hereby amended to refer to the Deed of Trust as modified by the First Amendment.

(c) The term “Loan Documents” as used in the Assignment of Leases is hereby amended to refer to the Loan Documents as modified by the First Amendment.

5. Modification of Loan Documents.

(a) The term “Note” as used in any of the Loan Documents is hereby amended to refer to the Note as modified by the First Amendment.

(b) The term “Deed of Trust” as used in any of the Loan Documents is hereby amended to refer to the Deed of Trust as modified by the First Amendment.

(c) The term “Assignment of Leases” as used in any of the Loan Documents is hereby amended to refer to the Assignment of Leases as modified by the First Amendment.

6. Representations and Warranties.

A. Borrower represents and warrants that as of the Effective Date, it has no existing and asserted (and, to its knowledge, no basis for any unasserted) claims, counterclaims, defenses or rights of setoff whatsoever with respect to any payment obligations under the Deed of Trust, the Note or any other obligations under any of the Loan Documents, and any such claims, counterclaims, defenses and rights of setoff are hereby waived and relinquished.

B. Borrower represents and warrants that as of the Effective Date, there are no defaults, and to its knowledge no events which with notice or the lapse of time, or both, would constitute a default, under the Note, the Deed of Trust, or any of the other Loan Documents or under the Indemnity Agreement or the Guaranty.

7. No Rights Conferred on Others. Nothing contained herein shall be construed as giving any person, other than the parties hereto, any right, remedy or claim under or in respect of the Loan Documents.

8. Non-Impairment. Borrower hereby confirms each of the covenants, agreements and obligations of Borrower set forth in the Loan Documents, as modified and amended hereby. Except as expressly provided herein, nothing contained in this First Amendment shall (i) alter or affect any provision, condition or covenant contained in the Note, the Deed of Trust, the Assignment of Leases or the other Loan Documents or affect or impair any rights, powers or remedies thereunder, it being the intent hereof that the provisions of the Note, the Deed of Trust,

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the Assignment of Leases and the other Loan Documents shall each continue in full force and effect, except as expressly modified hereby, or (ii) be deemed or construed to be an impairment of the lien of the Deed of Trust which shall be and remain a first lien encumbering the property covered by the Deed of Trust.

9. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered to Lender will be deemed to be an original, and all of which, taken together, will be deemed to be one and the same instrument.

10. Prior Agreements; Amendment.

A. The Loan Documents, including this First Amendment (i) integrate all the terms and conditions mentioned in or incidental to the Loan Documents, (ii) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this First Amendment and those of any of the original Loan Documents, the terms, conditions and provisions of this First Amendment shall prevail.

B. No change or modification of this First Amendment shall be valid unless the same is in writing signed by Borrower and Beneficiary.

11. Legend. Lender may place an appropriate legend on the Note indicating the existence of this First Amendment.

12. Governing Law; Jurisdiction. This First Amendment shall be governed by and construed in accordance with the laws of the State of California. On behalf of itself and all of its constituents, each of the signatories hereby agrees and consents to the exclusive jurisdiction and venue of the state courts of California and the federal courts of the United States having territorial jurisdiction where the Property is located.

13. Severability. If any court of competent jurisdiction determines any provision of this First Amendment or any of the Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part hereof or of the Loan Documents.

14. Notices. All notices pursuant to this First Amendment shall be given in accordance with the Notice provision of the Deed of Trust.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

TRUSTOR:

SHR St. Francis, L.L.C., a Delaware limited liability company

By:	/s/ Ryan Bowie
Name:	Ryan Bowie
Its:	Vice President

OPERATING LESSEE:

DTRS St. Francis, L.L.C., a Delaware limited liability company

By:	/s/ Ryan Bowie
Name:	Ryan Bowie
Its:	Vice President

LENDER:

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:	/s/ Matthew W. Sharples
Name:	Matthew W. Sharples
Its:	Director

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EXHIBIT A

DESCRIPTION OF LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

BEGINNING at a point formed by the intersection of the Northerly line of Geary Street with the Westerly line of Powell Street; running thence Northerly, along the Westerly line of Powell Street, 275 feet to the corner formed by the intersection of the Westerly line of Powell Street with the Southerly line of Post Street; running thence Westerly, along the Southerly line of Post Street, 192 feet and 6 inches; thence at a right angle Southerly 137 feet and 6 inches; thence at a right angle Westerly 22 feet and 8 1/4 inches; thence at a right angle Southerly 137 feet and 6 inches to the Northerly line of Geary Street; thence Easterly, along the Northerly line of Geary Street, 215 feet and 2 1/4 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 168

Assessor’s Parcel No: Lot 1, Block 307

PARCEL B:

BEGINNING at a point on the Northerly line of Geary Street, distant thereon 215 feet and 2 1/4 inches Westerly from the Westerly line of Powell Street, as said lines and all other street lines hereinafter mentioned are positions according to the “Monument Map of Fifty Vara District of the City and County of San Francisco” filed January 7, 1910, in Map book “G” at Page 151, in the Office of the Recorder in the City and County of San Francisco, State of California:

Running thence Westerly, along said line of Geary Street, 60 feet and 2 1/4 inches to a point thereon, said point being 137 feet 10 1/2 inches easterly from the easterly line of Mason Street; thence at a right angle Northerly 137 feet and 6 inches; thence at a right angle Westerly 27 feet and 10 1/2 inches; thence at a right angle Northerly 137 feet and 6 inches to the Southerly line of Post Street; thence at a right angle Easterly, along said line of Post Street, 110 feet 9 inches to a point thereon 192 feet and 6 inches Westerly from the Westerly line of Powell Street; thence at a right angle Southerly 137 feet and 6 inches; thence at a right angle Westerly 22 feet and 8 1/4 inches; thence at a right angle Southerly 137 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 168

Assessor’s Parcel No. Lot 13, Block 307

STATE OF Illinois	)
	)	ss.
COUNTY OF Cook	)

On January 7, 2009, before me, Yvonne Cotia, a Notary Public, personally appeared Ryan Bowie, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Yvonne M. Cotia
Signature

(Seal)

STATE OF Illinois	)
	)	ss.
COUNTY OF Cook	)

On January 7, 2009, before me, Yvonne M. Cotia, a Notary Public, personally appeared Ryan Bowie, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Yvonne M. Cotia
Signature

STATE OF Illinois	)
	)	ss.
COUNTY OF Cook	)

On January 13, 2009, before me, Theresa Ascaridis, a Notary Public, personally appeared Matthew W. Sharples, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Theresa Ascaridis
Signature